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                                                                     Exhibit 5.1
                                October 8, 1996


Successories, Inc.
919 Springer Drive
Lombard, Illinois   60148

Ladies and Gentlemen:

        We are acting as general counsel for Successories, Inc. (the "Company") in connection with the issuance of up to 500,000 shares of common stock, $.01 par value per share (the "Shares") by the Company pursuant to the Plan, as defined below. A registration statement on Form S-8, File No. 33-77464 ("Registration Statement"), has been filed under the Securities Act of 1933, as amended ("Act") with respect to the offering of the Shares.

        In connection with the offering of the Shares we have examined:

                 (i) the Successories, Inc. Stock Option Plan, as amended and restated ("Plan") which is filed as Exhibit 4.1 to the Registration Statement;

                 (ii) the Registration Statement including the remainder of the exhibits thereto; and

                 (iii) such other documents as we deem necessary to form the opinions hereinafter expressed.

        As to various questions of fact material to such options, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

        Our opinion assumes that:

                 (a) the pertinent provisions of such federal and state securities laws as may be applicable have been complied with; and

                 (b) the Shares are issued in accordance with the terms of the Plan.

        Based and relying solely upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, when issued pursuant to the Plan after the Registration Statement has become effective under the Act will be validly issued, fully paid and nonassessable.



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Successories, Inc.
October 8, 1996
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        We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Carroll, Hartigan, Farmer, Cerney &
                                       McGillen, Ltd.
                                       ---------------------------------------

                                       CARROLL, HARTIGAN, FARMER
                                       CERNEY & McGILLEN, LTD.




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